Exhibit 99.1
Edgio Reports Second Quarter 2023 Results
With 10-Q filed, Company regains compliance with applicable Nasdaq Listing Rules
Q2 2023 revenue of $95.8 million, 51% year over year growth
Applications bookings QTD in 3Q 2023 already ahead of 2Q 2023 levels and more than double from 1Q 2023 bookings
YTD 2023 Capital expenditure, net of payments from ISPs, was $2.6 million or 1.3% of revenue

Phoenix, Arizona, September 12, 2023 - Edgio, Inc. (Nasdaq: EGIO) (Edgio), the platform of choice to power unmatched speed, security and simplicity at the edge, today reported financial results for the second quarter ended June 30, 2023 along with the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2023. With this filing, the Company is now compliant with the periodic reporting requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”).

“We had a stronger than expected second quarter with better financial performance and significant improvements in leading indicators. Our transformation is on track and we expect second quarter revenue to be the low point for the year as revitalized sales and commercial motions are reducing churn, driving new product adoption, and increasing conversion of our growing pipeline," said Bob Lyons, President and CEO of Edgio. “Driven by sustained revenue growth, gross margin expansion and cost savings, we expect to deliver substantial year over year improvements in Adjusted EBITDA and free cash flow in 2024.”
Recent Business Highlights:
•QTD Applications bookings already ahead of second quarter levels with new client wins and existing client expansion
•QTD Applications bookings more than doubled from bookings in 1Q 2023
•Customer churn was 1% in the second quarter versus 4% in 4Q22 and logo churn declined 40% in the same period
•Continued new product momentum with API Security solution in General Availability
•Awarded “Competitive Strategy Leadership Award” by Frost & Sullivan
•On track to operationalize approximately $85-90 million of expected run rate cost savings, by end of 2023 and forecasted higher by end of 2024
•Bolstered leadership team with the appointment of Todd Hinders as Chief Revenue Officer
•Notable wins for Applications include a 15,000 employee safety & security solutions company in Europe, a leading Asian webtoon company, a leading global consumer brand and an IR500 domestic pet supplies retailer.
•Achieved Amazon Web Services (AWS) Retail Competency designation with Edgio’s Applications Platform and Uplynk now available in AWS Marketplace.

Exhibit 99.1
Second Quarter Financial highlights:
Revenue
•Revenue of $95.8 million, 51% year over year growth due to the inclusion of the Edgecast acquisition. Sequential decline of 6.1% was driven by normal summer seasonality and previously communicated churn and elongated booking cycle.
Gross margin
•GAAP gross margin was 26.4%, compared to 28.4% year over year and 30.4% quarter over quarter.
•Non-GAAP gross margin was 26.9%, compared to 29.1% year over year and 31.2% quarter over quarter.
•Cash gross margin was 30.8%, compared to 39.7% year over year and 34.7% quarter over quarter. Cash gross margin was impacted by the seasonal decline in traffic consistent with having a high fixed cost structure, partially offset by savings from previously announced cost containment efforts.
Operating expenses
•GAAP operating expenses, including share-based compensation of $3.4 million, restructuring charges of $3.3 million to achieve cost synergies, restatement related expenses of $2.6 million, and acquisition and legal related expenses of $1.0 million, were 61% of revenue versus 62.4% in the first quarter of 2023.
•Non-GAAP operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, were 50.7% of revenue versus 54.3% in the first quarter of 2023.
•Cash operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, depreciation and amortization were 44.8% of revenue versus 48.8% in the first quarter of 2023. Sequential decline in cash operating expenses was primarily due to realization of cost savings from previously announced cost containment efforts.
Adjusted EBITDA
•Adjusted EBITDA for the quarter was a loss of $13.4 million, compared to a loss of $14.4 million in the first quarter of 2023 due to lower gross profit partially offset by realization of cost savings.
Capital Expenditure
•Year-to-date capital expenditure, net of payments from ISPs, was $2.6 million or 1.3% of revenue.
•We expect to continue to be efficient with our capital expenditure as a result of stronger operational discipline, leveraging our excess capacity and due to higher revenue contribution from software solutions that have lower capital requirements.

Exhibit 99.1
Cash, Cash Equivalents, and Marketable Securities
•Cash, cash equivalents, and marketable securities were $36.2 million for the quarter, compared to $48.2 million for the first quarter of 2023.
•Cash flow used in operations during the quarter was $12.4 million.
2023 Guidance:
“Our second quarter performance and early signs of positive momentum in leading indicators demonstrates our strategy and execution are on track. We are focused on growing the business with the right economic model and get it to a sustainable trajectory soon,” said Stephen Cumming, CFO, “We expect sequential revenue growth for the rest of the year, with associated improvements in cash gross margins. Combined with a meaningful step down in our operating expense structure, we reiterate our expectation for Adjusted EBITDA break even in the fourth quarter.”
For 2023, our guidance is unchanged and we are currently expecting:
•Revenue between $392 million and $398 million.
•Adjusted EBITDA range of negative $37 million to negative $31 million, implying Adjusted EBITDA margin between negative 9.5% and negative 8%.
•Capital expenditure between $10 million and $13 million, implying 2.5% and 3.5% of revenue.

Exhibit 99.1
Financial Tables
Edgio, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2023	March 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,188	$32,787	$55,275
Marketable securities	—	15,396	18,734
Accounts receivable, net	63,563	82,461	84,627
Income taxes receivable	155	373	105
Prepaid expenses and other current assets	36,778	36,987	36,374
Total current assets	136,684	168,004	195,115
Property and equipment, net	73,667	72,976	73,467
Operating lease right of use assets	4,816	5,053	5,290
Deferred income taxes	2,925	2,388	2,338
Goodwill	168,775	168,961	169,156
Intangible assets, net	80,948	86,348	91,661
Other assets	2,582	2,586	5,353
Total assets	$470,397	$506,316	$542,380
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,799	$48,312	$52,776
Deferred revenue	10,132	10,500	9,286
Operating lease liability obligations	3,621	4,483	4,557
Income taxes payable	3,155	3,286	3,133
Financing obligations	8,944	6,839	6,346
Other current liabilities	55,271	76,947	76,160
Total current liabilities	144,922	150,367	152,258
Convertible senior notes, net	123,070	122,849	122,631
Operating lease liability obligations, less current portion	7,730	8,066	9,181
Deferred income taxes	1,431	602	596
Deferred revenue, less current portion	2,247	2,333	2,949
Financing obligations, less current portion	14,208	12,738	13,784
Other long-term liabilities	858	721	1,658
Total liabilities	294,466	297,676	303,057
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 223,380, 222,702, and 222,232 shares issued and outstanding as of June 30, 2023, March 31, 2023, and December 31, 2022, respectively	223	223	222
Common stock contingent consideration	16,300	16,300	16,300
Additional paid-in capital	814,405	811,571	807,507
Accumulated other comprehensive loss	(11,321)	(11,430)	(11,665)

Exhibit 99.1

Accumulated deficit	(643,676)	(608,024)	(573,041)
Total stockholders’ equity	175,931	208,640	239,323
Total liabilities and stockholders’ equity	$470,397	$506,316	$542,380
Edgio, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2023	2023	Change	2022	Change	2023	2022	Change
Revenue	$95,765	$101,948	(6)%	$63,586	51%	$197,713	$118,925	66%
Cost of revenue:
Cost of services (1)	66,742	67,353	(1)%	38,718	72%	134,095	71,391	88%
Depreciation — network	3,788	3,610	5%	6,791	(44)%	7,398	12,639	(41)%
Total cost of revenue	70,530	70,963	(1)%	45,509	55%	141,493	84,030	68%
Gross profit	25,235	30,985	(19)%	18,077	40%	56,220	34,895	61%
Gross profit percentage	26.4%	30.4%		28.4%		28.4%	29.3%
Operating expenses:
General and administrative (1)	14,480	16,836	(14)%	26,812	(46)%	31,316	42,645	(27)%
Sales and marketing (1)	16,167	19,622	(18)%	10,834	49%	35,789	18,461	94%
Research and development (1)	18,739	21,016	(11)%	12,171	54%	39,755	21,749	83%
Depreciation and amortization	5,692	5,607	2%	1,508	277%	11,299	2,540	345%
Restructuring charges	3,336	500	567%	4,368	(24)%	3,836	5,066	(24)%
Total operating expenses	58,414	63,581	(8)%	55,693	5%	121,995	90,461	35%
Operating loss	(33,179)	(32,596)	NM	(37,616)	NM	(65,775)	(55,566)	NM
Other income (expense):
Interest expense	(1,701)	(1,577)	NM	(1,458)	NM	(3,278)	(2,888)	NM
Interest income	152	397	NM	33	NM	549	60	NM
Other, net	(545)	(809)	NM	(1,146)	NM	(1,354)	(1,859)	NM
Total other expense	(2,094)	(1,989)	NM	(2,571)	NM	(4,083)	(4,687)	NM
Loss before income taxes	(35,273)	(34,585)	NM	(40,187)	NM	(69,858)	(60,253)	NM
Income tax (benefit) expense	379	398	NM	(19,589)	NM	777	(19,383)	NM
Net loss	(35,652)	(34,983)	NM	(20,598)	NM	(70,635)	(40,870)	NM

Net loss per share:
Basic	$(0.16)	$(0.16)		$(0.14)		$(0.32)	$(0.28)
Diluted	$(0.16)	$(0.16)		$(0.14)		$(0.32)	$(0.28)

Weighted-average shares used in per share calculation:
Basic	222,914	222,462		151,776		222,688	143,652
Diluted	222,914	222,462		151,776		222,688	143,652

(1) Includes share-based compensation and acquisition and legal related charges (see supplemental table for figures)

Exhibit 99.1
Edgio, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30.	March 31,	June 30,	June 30.	June 30.
	2023	2023	2022	2023	2022
Share-based compensation:
Cost of services	$321	$679	$326	$1,000	$734
General and administrative	1,151	1,416	2,166	2,567	4,269
Sales and marketing	375	617	1,376	992	2,557
Research and development	1,512	2,488	3,423	4,000	6,743
Total share-based compensation	$3,359	$5,200	$7,291	$8,559	$14,303

Acquisition and legal related charges:
Cost of services	$182	$111	$70	$293	$70
General and administrative	261	589	14,522	850	19,629
Sales and marketing	49	42	—	91	—
Research and development	549	410	22	959	22
Total acquisition and legal related charges	$1,041	$1,152	$14,614	$2,193	$19,721

Depreciation and amortization:
Network-related depreciation	$3,788	$3,610	$6,791	$7,398	$12,639
Other depreciation and amortization	292	294	336	586	582
Amortization of intangible assets	5,400	5,313	1,172	10,713	1,958
Total depreciation and amortization	$9,480	$9,217	$8,299	$18,697	$15,179

End of period statistics:
Approximate number of active clients	888	900	1,000	888	1,000

Number of employees and employee equivalents	862	982	1,098	862	1,098

Exhibit 99.1

Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net loss, EBITDA, and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of our overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, non-cash interest expense, restructuring charges, acquisition and legal related expenses, amortization of intangible assets, and restatement related expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, acquisition and legal related expenses, and restatement related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, and they also enable us to compare against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA, and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•These measures do not reflect changes in, or cash requirements for, our working capital needs;
•Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•These measures do not reflect income taxes or the cash requirements for any tax payments;

Exhibit 99.1
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA, and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•Other companies may calculate Non-GAAP net loss, EBITDA, and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP financial results and using Non-GAAP net loss, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net loss, EBITDA, and Adjusted EBITDA are calculated as follows for the periods presented in thousands.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Forward-looking non-GAAP financial measures are presented without reconciliations of such forward-looking non-GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on historical experience, could be material.

Exhibit 99.1
Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(35,652)	$(0.16)	$(34,983)	$(0.16)	$(20,598)	$(0.14)	$(70,635)	$(0.32)	$(40,870)	$(0.28)
Share-based compensation	3,359	0.02	5,200	0.02	7,291	0.05	8,559	0.04	14,303	0.10
Non-cash interest expense	220	—	218	—	211	—	438	—	420	—
Restructuring charges	3,336	0.01	500	—	4,368	0.03	3,836	0.02	5,066	0.04
Acquisition and legal related expenses	1,041	—	1,152	0.01	14,614	0.10	2,193	0.01	19,721	0.14
Amortization of intangible assets	5,400	0.02	5,313	0.02	1,172	0.01	10,713	0.05	1,958	0.01
Restatement related expenses	2,588	0.01	2,175	0.01	—	—	4,763	0.02	—	—
Non-GAAP net loss	$(19,708)	$(0.09)	$(20,425)	$(0.09)	$7,058	$0.05	$(40,133)	$(0.18)	$598	$—

Weighted-average shares used in per share calculation:		222,914		222,462		151,776		222,688		143,652

Edgio, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
U.S. GAAP net loss	$(35,652)	$(34,983)	$(20,598)	$(70,635)	$(40,870)
Depreciation and amortization	9,480	9,217	8,299	18,697	15,179
Interest expense	1,701	1,577	1,458	3,278	2,888
Interest and other (income) expense	393	412	1,113	805	1,799
Income tax expense (benefit)	379	398	(19,589)	777	(19,383)
EBITDA	$(23,699)	$(23,379)	$(29,317)	$(47,078)	$(40,387)
Share-based compensation	3,359	5,200	7,291	8,559	14,303
Restructuring charges	3,336	500	4,368	3,836	5,066
Acquisition and legal related expenses	1,041	1,152	14,614	2,193	19,721
Restatement related expenses	2,588	2,175	—	4,763	—
Adjusted EBITDA	$(13,375)	$(14,352)	$(3,044)	$(27,727)	$(1,297)

Exhibit 99.1
Edgio, Inc.
Reconciliation of U.S. GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP gross profit	$25,235	$30,985	$18,077	$56,220	$34,895
Share-based compensation	321	679	326	1,000	734
Acquisition and legal related charges	182	111	70	293	70
Non-GAAP gross profit	$25,738	$31,775	$18,473	$57,513	$35,699
Non-GAAP gross margin	26.9%	31.2%	29.1%	29.1%	30.0%

GAAP general and administrative expense	$14,480	$16,836	$26,812	$31,316	$42,645
Share-based compensation	1,151	1,416	2,166	2,567	4,269
Acquisition and legal related charges	261	589	14,522	850	19,629
Restatement related expenses	2,588	2,175	—	4,763	—
Non-GAAP general and administrative expense	$10,480	$12,656	$10,124	$23,136	$18,747

GAAP sales and marketing expense	$16,167	$19,622	$10,834	$35,789	$18,461
Share-based compensation	375	617	1,376	992	2,557
Acquisition and legal related charges	49	42	—	91	—
Non-GAAP sales and marketing expense	$15,743	$18,963	$9,458	$34,706	$15,904

GAAP research and development expense	$18,739	$21,016	$12,171	$39,755	$21,749
Share-based compensation	1,512	2,488	3,423	4,000	6,743
Acquisition and legal related charges	549	410	22	959	22
Non-GAAP research and development expense	$16,678	$18,118	$8,726	$34,796	$14,984

GAAP depreciation and amortization	$5,692	$5,607	$1,508	$11,299	$2,540
Amortization of intangibles	(5,400)	(5,313)	(1,172)	(10,713)	(1,958)
Non-GAAP depreciation and amortization	$292	$294	$336	$586	$582

GAAP operating loss	$(33,179)	$(32,596)	$(37,616)	$(65,775)	$(55,566)
Share-based compensation	3,359	5,200	7,291	8,559	14,303
Amortization of intangibles	5,400	5,313	1,172	10,713	1,958
Restatement related expenses	2,588	2,175	—	4,763	—
Acquisition and legal related charges	1,041	1,152	14,614	2,193	19,721
Restructuring charges	3,336	500	4,368	3,836	5,066
Non-GAAP operating loss	$(17,455)	$(18,256)	$(10,171)	$(35,711)	$(14,518)

GAAP pre-tax loss	$(35,273)	$(34,585)	$(40,187)	$(69,858)	$(60,253)
Share-based compensation	3,359	5,200	7,291	8,559	14,303
Amortization of intangibles	5,400	5,313	1,172	10,713	1,958
Acquisition and legal related charges	1,041	1,152	14,614	2,193	19,721
Restructuring charges	3,336	500	4,368	3,836	5,066
Non-cash interest expense	220	218	211	438	420
Restatement related expenses	2,588	2,175	—	4,763	—
Non-GAAP pre-tax loss	$(19,329)	$(20,027)	$(12,531)	$(39,356)	$(18,785)

GAAP net loss	$(35,652)	$(34,983)	$(20,598)	$(70,635)	$(40,870)
Share-based compensation	3,359	5,200	7,291	8,559	14,303
Amortization of intangibles	5,400	5,313	1,172	10,713	1,958
Acquisition and legal related charges	1,041	1,152	14,614	2,193	19,721

Exhibit 99.1

Restructuring charges	3,336	500	4,368	3,836	5,066
Non-cash interest expense	220	218	211	438	420
Restatement related expenses	2,588	2,175	—	4,763	—
Non-GAAP net (loss) income	$(19,708)	$(20,425)	$7,058	$(40,133)	$598
Non-GAAP fully weighted-average basic shares	222,914	222,462	151,776	222,688	143,652
Non-GAAP fully weighted-average diluted shares	222,914	222,462	151,776	222,688	143,652
Non-GAAP net (loss) income per Non-GAAP basic share	$(0.09)	$(0.09)	$0.05	$(0.18)	$—
Non-GAAP net (loss) income per Non-GAAP diluted share	$(0.09)	$(0.09)	$0.05	$(0.18)	$—

Edgio, Inc.
Reconciliation of U.S. GAAP Gross Profit to U.S. Non-GAAP Gross Profit to Cash Gross Profit
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP gross profit	$25,235	$30,985	$18,077	$56,220	$34,895
Share-based compensation expense	321	679	326	1,000	734
Acquisition and legal related charges	182	111	70	293	70
Non-GAAP gross profit	25,738	31,775	18,473	57,513	35,699
Non-GAAP gross margin	26.9%	31.2%	29.1%	29.1%	30.0%

Depreciation	3,788	3,610	6,791	7,398	12,639
Cash gross profit	$29,526	$35,385	$25,264	$64,911	$48,338
Cash gross margin	30.8%	34.7%	39.7%	32.8%	40.6%

Exhibit 99.1
Conference Call
At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Interested parties can access the call by dialing (800) 715-9871 from the United States or (646) 307-1963 internationally, with access code 7179917. The conference call will also be audio cast live from www.edg.io and a replay will be available following the call from the Edgio website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, run-rate savings, churn reductions, and pipeline conversions, including the impacts of seasonality, our ability to drive long-term value creation for our shareholders, our ability to achieve Adjusted EBITDA profitability, reduce our fixed costs and our breakeven point, and align our cost structure with our revenue baseline, our ability to leverage excess capacity and exercise operational discipline, the integration of Edgecast and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edg.io and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of September 12, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Edgio
Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Its developer-friendly, globally scaled edge network, combined with fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Copyright (C) 2023 Edgio, Inc. All rights reserved. All product or service names are the property of their respective owners.
CONTACT:
Edgio, Inc.
Investor relations: Sameet Sinha, 602-850-4973
ir@edg.io